Exhibit 99.1

Depomed Reports First Quarter 2016 Financial Results

- First Quarter Revenues of $105M, up 225% over 1Q 2015 -

- NUCYNTA® Franchise First Quarter 2016 Net Sales of $69 million, up 53% over 1Q 2015 -

- Early Payment of $100M of Secured Debt Facility Demonstrates Commitment to Deleveraging -

- Conference Call Scheduled for Today at 4:30 PM EDT; Dial In Information Below -

NEWARK, CA. May 5, 2016 - Depomed, Inc. (Nasdaq: DEPO) today reported financial results and highlighted operational achievements for the quarter ended March 31, 2016.

“Our NUCYNTA franchise continues to demonstrate strong growth with quarter-over-quarter revenue growth and year-over-year revenue growth of 53%.  The most recent rolling 4-week NUCYNTA ER prescriptions are up 24% over the same period last year, continuing the acceleration we have demonstrated since relaunching the drug.  NUCYNTA IR trends are also positive, with prescription counts in 4 of the last 5 months ahead of the same month in 2015,” said Jim Schoeneck, President and CEO of Depomed. “The rest of our product portfolio continued to grow as well, with a combined $35 million in revenue, up 11% over the same quarter last year.”

Continued Mr. Schoeneck: “Moreover, in early April, we reduced our secured debt to $475 million with the early payment of $100 million, underscoring our commitment to deleveraging the Company and strengthening our balance sheet. Revenue during the first quarter of each year is historically lower than the prior quarter due to the reset of patient insurance plan deductibles and changes in wholesaler inventory levels.  Overall, we believe we are well-positioned to accelerate the growth of our NUCYNTA franchise, to continue to advance the rest of our portfolio during the remainder of 2016 and to continue to create value for our shareholders.”

Business and Financial Highlights

•                  First quarter 2016 revenues were $105 million, compared to $32 million for first quarter of 2015, a 225% increase

•                  Record quarterly NUCYNTA® franchise revenue $69 million, up 53% over revenue recorded by Janssen in first quarter 2015

•                  Quarterly non-GAAP adjusted earnings of $8 million, or $0.12 per share

•                  Quarterly non-GAAP adjusted EBITDA of $27 million

•                  Favorable IPR appeal ruling upheld validity of Depomed patents asserted against Purdue Pharma in patent infringement case

•                  Secured debt balance reduced to $475 million with early payment of $100 million on April 4th, reinforcing commitment to deleveraging

•                  Analyst and Investor Day provided update to company’s business and marketing plans

NUCYNTA Franchise Highlights

NUCYNTA and NUCYNTA ER

•                  First quarter 2016 net sales of $69 million

•                  Net sales of $259 million since acquisition on April 2, 2015

•                  NUCYNTA ER record all-time high prescription volume of approximately 28,800 reached in March(1)

•                  NUCYNTA ER March year-over-year prescription growth of 23%(1)

Product Portfolio Highlights

•                  Gralise® first quarter 2016 net sales were $19 million, an increase of 10% compared to $17.3 million in the same period last year. Total prescriptions were up over 70,000, an increase of 1% compared to the same period last year(1)

•                  Cambia® first quarter 2016 net sales were $6.2 million, an increase of 15% compared to $5.4 million in the same period last year. Total prescriptions were over 30,000, an increase of 18% compared to the same period last year(1)

•                  Lazanda® first quarter 2016 net sales of $4.6 million, an increase of 43% compared to $3.2 million in the same period last year. Total bottles prescribed for the first quarter 2016 were over 13,000, an increase of 35% over the same period in 2015(1)

REVENUES (GAAP BASIS)

(in thousands, unaudited)

	Three Months Ended
	March 31,
	2016	2015

Product sales, net:
Nucynta products (note A)	$69,364	$—
Gralise	19,023	17,274
Cambia	6,172	5,365
Lazanda	4,560	3,186
Zipsor	5,452	5,845
Total product sales, net	104,571	31,670

Royalties	$209	$533

Total revenues (GAAP Basis)	$104,780	$32,203

(A) Nucynta acquisition closed in April 2015

Revised 2016 Financial Outlook

Depomed is revising its 2016 financial guidance for total revenue, total non-GAAP SG&A expense and total non-GAAP R&D expense:

	Updated Guidance	Prior Guidance
Total Revenue	$490 to $520 million	$485 to $525 million
Total Non-GAAP SG&A Expense	$185 to $195 million	$180 to $195 million
Total Non-GAAP R&D Expense	$28 to $35 million	$30 - $40 million

(1)  Source: SHA IDV

In March, Depomed hosted an Analyst and Investor Day in New York City during which management provided a business overview as well as a review of its marketed and development-stage product pipeline. An audio replay of the webcast including the presentation slides can be found on the Investor Relations page of Depomed’s website at www.depomed.com.

Non-GAAP Financial Measures

In this press release, Depomed includes information about non-GAAP adjusted earnings, non-GAAP adjusted earnings per share and non-GAAP adjusted EBITDA, non-GAAP financial measures, as useful operating metrics for the three month periods ended March 31, 2016 and 2015 and its full year 2016 financial outlook. The Company believes that the presentation of these non-GAAP financial measures, when viewed with our results under GAAP and the accompanying reconciliations, provides supplementary information to investors. The Company uses these non-GAAP financial measures in connection with its own planning and forecasting purposes and for measuring the Company’s performance. These non-GAAP financial measures should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. Non-GAAP adjusted earnings and non-GAAP adjusted earnings per share are not based on any standardized methodology prescribed by GAAP and represent GAAP net income (loss) and GAAP earnings (loss) per share adjusted to exclude (1) amortization and non-cash adjustments related to product acquisitions, (2) stock-based compensation expense, (3) non-cash interest expense related to debt, (4) costs associated with the Company’s defense against the Horizon Pharma hostile takeover bid, and to adjust (5) the income tax provision to reflect the estimated amounts payable or receivable in cash. Non-GAAP adjusted EBITDA is not based on any standardized methodology prescribed by GAAP and represents GAAP net income (loss) adjusted to exclude (1) amortization and non-cash adjustments related to product acquisitions, (2) stock-based compensation expense, (3) depreciation, (4) taxes, (5) costs associated with the Company’s defense against the Horizon Pharma hostile takeover bid, (6) interest income and expense, and (7) transaction costs associated with product acquisitions. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

Conference Call

Depomed will host a conference call today, Thursday, May 5th, beginning at 4:30 p.m. EDT (1:30 p.m. PDT) to discuss its results. Participants can access the call by dialing (844) 839-0046 (United States) or (857) 270-6032 (International). The conference call will also be available via a live webcast under the Investor Relations section of Depomed’s website at http://www.Depomed.com. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company’s website for three months.

About Depomed

Depomed is a leading specialty pharmaceutical company focused on enhancing the lives of the patients, families, physicians, providers and payors we serve through commercializing innovative products for pain and neurology related disorders. Depomed markets six medicines with areas of focus that include mild to severe acute pain, moderate to severe chronic pain, neuropathic pain, migraine and breakthrough cancer pain. Depomed is headquartered in Newark, California. To learn more about Depomed, visit www.depomed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to, those related to the commercialization of NUCYNTA ER, NUCYNTA, Gralise, CAMBIA, Zipsor and Lazanda, Depomed’s financial outlook for 2016 and expectations regarding financial results and potential business opportunities and other risks detailed in the company’s Securities and Exchange Commission filings, including the company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. The inclusion of forward-looking statements should not be regarded as a representation that any of the company’s plans or objectives will be achieved. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

INVESTOR CONTACT:
Christopher Keenan
VP, Investor Relations and Corporate Communications
Depomed, Inc.
510-744-8000
ckeenan@depomed.com

CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS)

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)
Revenues:
Product sales, net	$104,571	$31,670
Royalties	209	533
Total revenues	104,780	32,203

Costs and expenses:
Cost of sales	23,549	3,112
Research and development expense	5,949	1,858
Selling, general and administrative expense	52,559	34,542
Amortization of intangible assets	27,037	2,540
Total costs and expenses	109,094	42,052

Income from operations	(4,314)	(9,849)
Interest and Other income	130	57
Interest expense	(22,727)	(6,022)
Benefit from (provision for) income taxes	5,994	4,181
Net income (loss)	$(20,917)	$(11,633)

Basic net income (loss) per share	$(0.34)	$(0.20)
Diluted net income (loss) per share	$(0.34)	$(0.20)

Shares used in calculating basic net income per share	60,898,186	59,560,873
Shares used in calculating diluted net income per share	60,898,186	59,560,873

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31,	December 31,
	2016	2015

Cash, cash equivalents and marketable securities	$194,334	$209,768
Accounts receivable	70,750	71,687
Inventories	10,854	10,494
Income taxes receivable	6,362	6,358
Property and equipment, net	15,075	14,794
Intangible assets, net	981,957	1,008,994
Deferred tax assets	42,584	22,995
Prepaid and other assets	13,716	12,159
Total assets	$1,335,632	$1,357,249

Accounts payable	$7,371	$12,805
Income taxes payable	12,996	—
Interest payable	16,344	18,672
Accrued liabilities	46,111	62,931
Accrued rebates, returns and discounts	122,033	121,058
Senior notes	563,530	563,012
Convertible notes	241,032	237,313
Contingent consideration liability	14,864	14,971
Other liabilities	11,612	11,432
Shareholders’ equity	299,739	315,055
Total liabilities and shareholders’ equity	$1,335,632	$1,357,249

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED EARNINGS

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)

GAAP net income (loss)	$(20,917)	$(11,633)
Non-cash interest expense on debt	4,235	3,421
Intangible amortization related to product acquisitions	27,037	2,540
Inventory step-up related to product acquisitions	10	145
Contingent consideration related to product acquisitions	417	(1,099)
Stock based compensation	3,910	2,813
Non-cash income tax adjustment	(7,014)	(4,181)
Horizon defense costs	185	—
Non-GAAP adjusted earnings	$7,863	$(7,994)
Add interest expense of convertible debt, net of tax (1)	1,908	—
Numerator	$9,771	$(7,994)
Shares used in calculation (1)	80,693	59,561
Non-GAAP adjusted earnings per share (1)	$0.12	$(0.13)

(1) The Company uses the if-converted method to compute diluted earnings per share with respect to its convertible debt.  There was no add-back of interest expense or additional dilutive shares related to the convertible debt for the three months ended March 31, 2015, as the effect is anti-dilutive.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA

(in thousands)

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)

GAAP net income (loss)	$(20,917)	$(11,633)
Intangible amortization related to product acquisitions	27,037	2,540
Inventory step-up related to product acquisitions	10	145
Contingent consideration related to product acquisitions	417	(1,099)
Stock based compensation	3,910	2,813
Interest income (other)	(130)	(57)
Interest expense	22,133	5,577
Depreciation	631	420
Provision (benefit) from income taxes	(5,994)	(4,181)
Horizon defense costs	185	—
Transaction costs	43	2,459
Non-GAAP adjusted EBITDA	$27,325	$(3,016)

RECONCILATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION

(in thousands)

(unaudited)

	Three Months Ended				Three Months Ended
	March 31, 2016				March 31, 2015
	GAAP			Non-GAAP	GAAP			Non-GAAP
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted

Total revenues	104,780	—		104,780	32,203	—		32,203
Cost of sales	23,549	(18	)(a)	23,531	3,112	(145	)(a)	2,967
Research and development expense	5,949	(77	)(b)	5,872	1,858	(137	)(b)	1,721
Selling, general and administrative expense	52,559	(3,833	)(c)	48,726	34,542	(1,132	)(c)	33,410
Amortization of intangible assets	27,037	(27,037	)(d)	—	2,540	(2,540	)(d)	—
Interest expense	(22,727)	(4,829	)(e)	(17,898)	(6,022)	(3,866	)(e)	(2,156)
Benefit from (provision for) income taxes	5,994	(7,014	)(f)	(1,020)	4,181	(4,181	)(f)	—
Net income/adjusted earnings	(20,917)	28,780	(g)	7,863	(11,633)	3,639	(g)	(7,994)

Explanation of adjustments:

(a) Inventory step-up related to product acquisitions and stock based compensation

(b) Stock-based compensation

(c) Horizon defense costs of $185 and $0, stock-based compensation of $3,825 and $2,675, contingent consideration of $(177) and $(1,543), for the three months ended in March 31, 2016 and 2015, respectively

(d) Amortization of intangible assets

(e) Non-cash interest expense of $4,235 and $3,421, and contingent consideration expense of $594 and $445, for three months ended March 31, 2016 and 2015, respectively

(f) Non-cash taxes

(g) Calculated by taking (f) minus sum of (a) through (e)